POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS THAT I, JOHN SHEEHAN, hereby make, constitute and appoint ERIC I COHEN and SCOTT J. POSNER, as my true and lawful attorneys-in-fact, to execute and file all instruments, documents, certificates and other items required to be executed and filed with the Securities and Exchange

Commission by me under and pursuant to Section 16(a) of the Securities and Exchange

Act of 1934, as amended, as a result of my position with TEREX CORPORATION,

including, without limitation, all Forms 3, 4 and 5 that may be required as a result of my transactions in equity securities of TEREX CORPORATION while a director or officer of TEREX CORPORATION.

 IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of

February, 2017.

      __/s/ John Sheehan_____________

      John Sheehan

State of Connecticut)

                                     : ss. Westport

County of Fairfield )

 On this 28th day of February, 2017, personally came before me

Heather Graham, the undersigned, JOHN SHEEHAN, satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledge that such person executed the same for the purposes herein contained.

/s/Heather Graham

____________________________

Heather Graham, Notary Public

Date Commission Expires: June 30, 2018